                                                                     Exhibit 1.1

                             NOTE PURCHASE AGREEMENT


                         DATED AS OF SEPTEMBER __, 2000


                                 BY AND BETWEEN


                           AXYS PHARMACEUTICALS, INC.


                                       AND


                          DELTA OPPORTUNITY FUND, LTD.





                  8% SENIOR SECURED CONVERTIBLE NOTES DUE 2004

                                       AND

                         COMMON STOCK PURCHASE WARRANTS





                                     AGENT:

                          DIAZ & ALTSCHUL CAPITAL, LLC

                           AXYS PHARMACEUTICALS, INC.

                             NOTE PURCHASE AGREEMENT

                  8% SENIOR SECURED CONVERTIBLE NOTES DUE 2004

                                       AND

                         COMMON STOCK PURCHASE WARRANTS

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----
1.      DEFINITIONS......................................................................   1

2.      PURCHASE AND SALE; PURCHASE PRICE................................................   8
        (a)    Purchase..................................................................   8
        (b)    Form of Payment...........................................................   8
        (c)    Closing...................................................................   9

3.      REPRESENTATIONS, WARRANTIES, COVENANTS, ETC.
        OF THE BUYER.....................................................................   9
        (a)    Note Purchase Agreement...................................................   9
        (b)    Documents and Information.................................................   9
        (c)    Buyer Status..............................................................   9
        (d)    Absence of Brokers, Finders, Etc..........................................   9

4.      REPRESENTATIONS, WARRANTIES, COVENANTS, ETC.
        OF THE COMPANY...................................................................  10
        (a)    Organization and Authority................................................  10
        (b)    Qualifications............................................................  10
        (c)    Capitalization............................................................  10
        (d)    Concerning the Shares and the Common Stock................................  12
        (e)    Corporate Authorization...................................................  12
        (f)    Non-contravention.........................................................  13
        (g)    Approvals, Filings, Etc...................................................  13
        (h)    Information Provided......................................................  14
        (i)    Conduct of Business.......................................................  14
        (j)    SEC Filings...............................................................  15
        (k)    Absence of Certain Proceedings............................................  15
        (l)    Financial Statements; Liabilities.........................................  15




        (m)    Material Losses...........................................................  15
        (n)    Absence of Certain Changes................................................  16
        (o)    Intellectual Property.....................................................  16
        (p)    Internal Accounting Controls..............................................  16
        (q)    Compliance with Law.......................................................  16
        (r)    Properties................................................................  17
        (s)    Labor Relations...........................................................  17
        (t)    Insurance.................................................................  17
        (u)    Tax Matters...............................................................  17
        (v)    Investment Company........................................................  17
        (w)    Absence of Brokers, Finders, Etc..........................................  17
        (x)    Registration Statement, Indenture, Etc....................................  18
        (y)    ERISA Compliance..........................................................  19
        (z)    Concerning the Collateral and the Akkadix Shares..........................  19
        (aa)   Rights Agreement..........................................................  19

5.      CERTAIN COVENANTS................................................................  21
        (a)    Nasdaq Listing; Reporting Status..........................................  21
        (b)    State Securities Laws.....................................................  21
        (c)    Limitation on Certain Actions.............................................  22
        (d)    Indenture; Supplemental Indenture; Financing Statements, Etc..............  22
        (e)    Use of Proceeds...........................................................  22
        (f)    Concerning the Registration Statement.....................................  23
        (g)    Best Efforts..............................................................  24
        (h)    Debt Obligation...........................................................  24

6.      CONDITIONS TO COMPANY'S OBLIGATION TO SELL.......................................  24

7.      CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.....................................  25

8.      INDEMNIFICATION AND CONTRIBUTION.................................................  27
        (a)    Indemnification...........................................................  27
        (b)    Nature of Claim, Defense, Etc.............................................  27
        (c)    Contribution..............................................................  28
        (d)    Other Rights..............................................................  28

9.      MISCELLANEOUS....................................................................  28
        (a)    Governing Law.............................................................  28
        (b)    Headings..................................................................  28
        (c)    Severability..............................................................  28
        (d)    Notices...................................................................  29
        (e)    Counterparts..............................................................  29
        (f)    Entire Agreement; Benefit.................................................  29
        (g)    Waiver....................................................................  30

        (h)    Amendment.................................................................  30
        (i)    Further Assurances........................................................  30
        (j)    Expenses..................................................................  30
        (k)    Termination...............................................................  31
        (l)    Survival..................................................................  31
        (m)    Public Statements, Press Releases, Etc....................................  31
        (n)    Construction..............................................................  31


DISCLOSURE SCHEDULE
-------------------
4(a)    List of Subsidiaries
4(c)    Capitalization
4(f)    Non-contravention
4(i)    Conduct of Business
4(j)    SEC Filings
4(k)    Certain Proceedings
4(l)    Liabilities
4(n)    Certain Changes
4(q)    Compliance With Law
4(r)    Properties
4(z)    Certain Filings and Notices

ANNEXES
-------
ANNEX I        Form of Indenture
ANNEX II       Form of Issuing Agent Instruction
ANNEX III      Form of Common Stock Purchase Warrant
ANNEX IV       Form of First Supplemental Indenture
ANNEX V        Form of Opinion of Latham & Watkins to Be Delivered on the Closing Date
ANNEX VI       Form of Opinion of William Newell, Esq. to Be Delivered on the Closing
               Date
ANNEX VII      Form of Prospectus Supplement

                             NOTE PURCHASE AGREEMENT

               THIS NOTE PURCHASE AGREEMENT, dated as of September __, 2000 (this "Agreement"), by and between AXYS PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), with headquarters located at 180 Kimball Way, South San Francisco, California 94080, and DELTA OPPORTUNITY FUND, LTD., a British Virgin Islands corporation (the "Buyer").

                              W I T N E S S E T H:

               WHEREAS, the Buyer wishes to purchase from the Company and the Company wishes to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, the Note (such capitalized term and all other capitalized terms used in this Agreement having the meanings provided in Section
1) in the principal amount set forth on the signature page of this Agreement and which will be convertible into shares of Common Stock;

               WHEREAS, the Company has filed the Registration Statement with the SEC relating to debt securities, warrants and Common Stock, which has been declared effective by the SEC, and is offering a portion of such securities to the Buyer to be purchased pursuant to this Agreement and the Prospectus;

               WHEREAS, on or before the Closing Date the Company and the Trustee shall execute and deliver, one to the other, the Supplemental Indenture in the form referred to herein, which provides, among other things, for the grant to the Trustee for the ratable benefit of the holders from time to time of the Note and the Other Notes of a first priority security interest in certain collateral upon the terms and with the effect as provided therein; and

               WHEREAS, in connection with the issuance of the Note, the Company is issuing to the Buyer the Warrant on the terms provided herein;

               NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


               1.     DEFINITIONS.

               (a) As used in this Agreement, the terms "Agreement", "Buyer" and "Company" shall have the respective meanings assigned to such terms in the introductory paragraph of this Agreement.

               (b) All the agreements or instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms thereof and of this Agreement.

               (c) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

               "Account" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the subject Person. For purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

               "Akkadix" means Akkadix Corporation, a California corporation.

               "Akkadix Common Stock" means the Common Stock, par value $.001 per share, of Akkadix.

               "Akkadix Shares" means the 3,000,000 shares of Series A Preferred Stock, $.001 par value per share, of Akkadix registered in the name of the Company, any other shares of capital stock of Akkadix owned by the Company from time to time, and any shares of capital stock of Akkadix into which such shares shall be changed or reclassified.

               "Blackout Period" means the period of up to 15 consecutive Trading Days after the date the Company notifies the Buyer as provided in
Section 5(f)(1)(B) as a result of an event or circumstance described therein relating to or affecting the Registration Statement, during which period, by reason of Section 5(f)(1)(B), the Company is not required to use its best efforts to maintain the effectiveness of the Registration Statement.

               "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York or the State of California are authorized or required by law or executive order to remain closed.

               "California UCC" means the Uniform Commercial Code as in effect in the State of California.

               "Chattel Paper" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Claim" means, with respect to any Person, any losses, claims, damages or liabilities incurred by such Person.

               "Closing Date" means 12:00 noon, New York City time, on September , 2000, or such other date and time as is mutually agreed between the Company and the Buyer.

               "Code" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder and published interpretations thereof.

               "Collateral" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Common Stock" means the Common Stock, par value $.001 per share, of the Company.

               "Common Stock Purchase Agreement" means the Common Stock Purchase Agreement, dated as of July 21, 2000, between the Company and Acqua Wellington North American Equities Fund, Ltd.

               "Contracts" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Conversion Price" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Conversion Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable upon conversion of the Note.

               "Disclosure Schedule" means the Disclosure Schedule prepared by the Company and furnished to the Buyer prior to the date of execution and delivery of this Agreement by the Buyer.

               "DPI" means Discovery Partners International, Inc., a Delaware corporation.

               "DPI Common Stock" means the Common Stock, $.001 par value, of
DPI.

               "DPI Contracts" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Encumbrances" means all mortgages, deeds of trust, claims, security interests, liens, pledges, leases, subleases, charges, escrows, options, proxies, rights of occupancy, rights of first refusal, preemptive rights, covenants, conditional limitations, hypothecations, prior assignments, easements, title retention agreements, indentures, security agreements or any other encumbrances of any kind.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder and published interpretations thereof.

               "Event of Default" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Holder" shall have the meaning to be provided or provided in the Indenture.

               "Indemnified Person" means the Buyer and its Affiliates.

               "Indenture" means the Indenture, to be dated as of September __, 2000, by and between the Company and the Trustee in the form attached as ANNEX I to this Agreement.

               "Instrument" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Intellectual Property" means all franchises, patents, patent rights, trademarks, service marks, trade names (whether registered or unregistered), copyrights, corporate names, licenses, trade secrets, proprietary software or hardware, proprietary technology, technical information, discoveries, designs and other proprietary rights, whether or not patentable, and confidential information (including, without limitation, know-how, processes and technology).

               "Interest Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable in payment of interest on the Note.

               "Issuing Agent Instruction" means the letter from the Company to the Transfer Agent in the form attached as ANNEX II to this Agreement.

               "June 10-Q" means the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, as filed with the SEC.

               "Lien" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Margin Stock" shall have the meaning provided in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 221).

               "Maturity Date" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Nasdaq" means the Nasdaq National Market.

               "NASD" means the National Association of Securities Dealers, Inc.

               "1999 10-K" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (including any information or documents incorporated therein by reference).

               "1934 Act" means the Securities Exchange Act of 1934, as amended.

               "1939 Act" means the Trust Indenture Act of 1939, as amended.

               "1939 Act Rules and Regulations" means the rules and regulations of the SEC under the 1939 Act.

               "1933 Act" means the Securities Act of 1933, as amended.

               "New York UCC" means the Uniform Commercial Code as in effect in the State of New York.

               "Note" means the 8% Senior Secured Convertible Note due 2004 of the Company to be issued or issued pursuant to this Agreement.

               "Other Buyers" means the buyers named in the Other Note Purchase Agreements.

               "Other Note Purchase Agreements" means the several Note Purchase Agreements, dated as of the date hereof, by and between the Company and the Other Buyers, relating to the Other Notes.

               "Other Notes" means the several 8% Senior Secured Convertible Notes due 2004 issued by the Company pursuant to the Other Note Purchase Agreements.

               "Permitted Liens" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Person" means any natural person, corporation, partnership, limited liability company, trust, incorporated organization, unincorporated association, or similar entity or any government, governmental agency or political subdivision.

               "Placement Agent" means Diaz & Altschul Capital, LLC.

               "Pledged Securities" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Preferred Share Purchase Rights" means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar rights hereafter issued by the Company with respect to the Common Stock).

               "Prospectus" means the prospectus forming part of the Registration Statement at the time the Registration Statement is declared effective and any amendment or supplement thereto (including the Prospectus Supplement), including any documents or information incorporated therein by reference.

               "Prospectus Supplement" means the Prospectus Supplement in the form attached as ANNEX VII to this Agreement, to be filed with the SEC as provided in Section 5(f).

               "Purchase Price" means the purchase price for the Note set forth on the signature page of this Agreement.

               "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement or Statements by the SEC.

               "Registered Securities" means the Warrant Shares and any stock or other securities of any Person into which or for which the Common Stock may hereafter be changed, converted or exchanged by the Company or its successor, as the case may be, and any other securities issued to holders of such Common Stock (or such stock or other securities into which or for which the Warrant Shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, merger, consolidation or similar transaction or event.

               "Registration Period" means the period from the SEC Effective Date to the Warrant Expiration Date (or, such earlier date on which (x) the Warrant shall have been fully exercised, or (y) the Warrant shall no longer remain outstanding.)

               "Registration Statement" means the Registration Statement on Form S-3 of the Company under the 1933 Act (Registration No. 333-35828), as amended by Post-Effective Amendment No. 1 thereto filed with the SEC on May 22, 2000 and Post-Effective Amendment No. 2 thereto filed with the SEC on July 10, 2000, including any documents or reports incorporated therein by reference.

               "Repurchase Event" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Rights Agreement" means the Rights Agreement, dated as of October 8, 1998, between the Company and Computershare Investor Services LLC, as Rights Agent.

               "Rule 415" means Rule 415 under the 1933 Act or any successor rule providing for offering securities on a delayed or continuous basis.

               "Rule 144" means Rule 144 under the 1933 Act or any other similar rule or regulation of the SEC that may at any time provide a "safe harbor" exemption from registration under the 1933 Act so as to permit a holder of securities to sell such securities to the public without registration under the 1933 Act.

               "SEC" means the Securities and Exchange Commission.

               "SEC Effective Date" means May 5, 2000, which was the date the Registration Statement was declared effective by the SEC.

               "SEC Filing Date" means the date the Registration Statement was first filed with the SEC.

               "SEC Reports" means (1) the 1999 10-K, (2) the Company's definitive Proxy Statement for its 2000 Annual Meeting of Stockholders, (3) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000 and the June 10-Q and (4) the Company's Current Reports on Form 8-K, dated February 22, 2000, May 15, 2000, August 2, 2000, August 3, 2000 and September __, 2000,
in each case as filed with the SEC and including the information and documents (other than exhibits) incorporated therein by reference.

               "Securities" means, collectively, the Note, the Warrant and the Shares.

               "Security Interest" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Shares" means the Conversion Shares, the Interest Shares and the Warrant Shares.

               "Subsidiary" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Company.

               "Supplemental Indenture" means the First Supplemental Indenture, to be dated as of September , 2000, by and between the Company and the Trustee in the form attached as ANNEX IV to this Agreement.

               "Trading Day" shall have the meaning to be provided or provided in the Supplemental Indenture.

               "Transaction Documents" means, collectively, this Agreement, the Indenture, the Supplemental Indenture, the Securities, the Issuing Agent Instruction and the other agreements, instruments and documents contemplated hereby and thereby.

               "Transfer Agent" means Computershare Investor Services LLC, or any successor thereof, serving as transfer agent and registrar for the Common Stock.

               "Trustee" means U.S. Bank Trust National Association, as Trustee under the Indenture and the Supplemental Indenture.

               "Violation" means

               (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading,

               (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or

               (iii) any failure by the Company to fulfill any undertaking included in the Registration Statement or any post-effective amendment thereof.

               "Warrant Expiration Date" means the "Expiration Date" as defined in the Warrants.

               "Warrant Shares" means the shares of Common Stock and the related Preferred Share Purchase Rights issuable or issued upon exercise of the Warrant.

               "Warrant" means the Common Stock Purchase Warrant, in the form attached as ANNEX III to this Agreement to be issued or issued pursuant to this Agreement and initially entitling the holder to purchase the number of shares of Common Stock determined in accordance with Section 2(a).


               2.     PURCHASE AND SALE; PURCHASE PRICE.

               (a) PURCHASE. Upon the terms and subject to the conditions of this Agreement, the Buyer hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Buyer on the Closing Date, the Note in the principal amount set forth on the signature page of this Agreement and having the terms and conditions as set forth in the Indenture and the form of the Supplemental Indenture attached hereto as ANNEX IV for the Purchase Price. In connection with the purchase and sale of the Note by the Buyer, the Company shall issue to the Buyer at the closing on the Closing Date a Warrant, registered in the name of the Buyer or its nominee, which shall initially entitle the holder to purchase a number of shares of Common Stock equal to 50 percent of the quotient obtained by dividing (x) the original principal amount of the Note by (y) the Conversion Price at the time of issuance of the Note, and which Warrant shall have an initial Purchase Price (as defined in the Warrant) equal to 125 percent of the Conversion Price at the time of issuance of the Note.

               (b) FORM OF PAYMENT. Payment by the Buyer of the Purchase Price to the Company on the Closing Date shall be made by wire transfer of immediately available funds to:

               Bank of America
               345 Montgomery Street
               San Francisco, California 94104
               ABA No. 121000358

               For credit to account No. 14998-04747
               For credit to the account of Axys Pharmaceuticals Concentration Account

               Reference:  Delta

               (c) CLOSING. The issuance and sale of the Note and the issuance of the Warrant shall occur on the Closing Date at the Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York. At the closing, upon the terms and subject to the conditions of this Agreement, (1) the Company shall issue and deliver to the Buyer the Note and the Warrant against payment by the Buyer to the Company of an amount equal to the Purchase Price, and (2) the Buyer shall pay to the Company an amount equal to the Purchase Price against delivery by the Company to the Buyer of the Note and the Warrant.


               3.     REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE BUYER.

               The Buyer represents and warrants to, and covenants and agrees with, the Company as follows:

               (a) NOTE PURCHASE AGREEMENT. The Buyer has all requisite power and authority, corporate or otherwise, to execute, deliver and perform its obligations under this Agreement and the other agreements executed or to be executed on behalf of the Buyer in connection herewith and to consummate the transactions contemplated hereby and thereby; and this Agreement has been duly and validly authorized, duly executed and delivered by the Buyer and, assuming due execution and delivery by the Company, is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law.

               (b) DOCUMENTS AND INFORMATION. The Buyer has received the Registration Statement and the Prospectus, including the SEC Reports incorporated by reference therein (but excluding certain exhibits thereto), and has had an opportunity to review and to ask questions of the Company regarding the Registration Statement and the Prospectus.

               (c) BUYER STATUS. The Buyer is not a "broker" or "dealer" as those terms are defined in the 1934 Act which is required to be registered with the SEC pursuant to Section 15 of the 1934 Act.

               (d) ABSENCE OF BROKERS, FINDERS, ETC. (1) the Buyer has not dealt with any broker, finder or similar Person who is entitled to any commission, for or other compensation by reason of the transactions contemplated by this Agreement, other than the Placement Agent, and (2) the Buyer shall pay, and indemnify and hold harmless the Company from, any claim made against the Company by any such broker, finder or similar Person in the event of a breach of the Buyer's representation and warranty set forth in clause (1) of this Section 3(d).


               4. REPRESENTATIONS, WARRANTIES, COVENANTS, ETC. OF THE COMPANY.

               The Company represents and warrants to, and covenants and agrees with, the Buyer that:

               (a) ORGANIZATION AND AUTHORITY. Each of the Company and PPGx is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and (i) each of the Company and PPGx has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as described in the SEC Reports and as currently conducted, and (ii) the Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to be executed and delivered by the Company in connection herewith, and to consummate the transactions contemplated hereby and thereby; and the Company does not have any Subsidiaries or equity investment in any other Person other than the Subsidiaries and other Persons listed in
SECTION 4(a) of the Disclosure Schedule.

               (b) QUALIFICATIONS. Each of the Company and PPGx is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions where such qualification is necessary except where the failure so to qualify would not be reasonably expected to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

               (c) CAPITALIZATION. (1) The authorized capital stock of the Company consists of (A) 50,000,000 shares of Common Stock, of which [36,923,948] shares were outstanding at the close of business on September , 2000 and (B) 10,000,000 shares of Preferred Stock, $.001 par value, of which 500,000 shares have been designated Series A Junior Participating Preferred Stock, none of which shares were outstanding at the close of business on September , 2000; from September , 2000 to the Closing Date there will be (x) no material increase in the number of shares of Common Stock outstanding (except for shares of Common Stock issued upon exercise of options and warrants outstanding on the date hereof, or options or similar rights granted subsequent to the date of this Agreement pursuant to the Company's stock option plans currently in effect, in each case under the

Company's stock option plans disclosed in the SEC Reports) and (y) no issuance of securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, shares of Common Stock (except for securities issued pursuant to the Other Note Purchase Agreements and except for Preferred Share Purchase Rights issuable in connection with the issuance of shares of Common Stock issued in accordance with the immediately preceding clause (x). The 1999 10-K discloses as of December 31, 1999 all outstanding options or warrants for the purchase of, or other rights to purchase or subscribe for, or securities convertible into, exchangeable for, or otherwise entitling the holder to acquire, Common Stock or other capital stock of the Company, or any contracts or commitments to issue or sell Common Stock or other capital stock of the Company or any such options, warrants, rights or other securities and, except as set forth in SECTION 4(c) of the Disclosure Schedule or except as contemplated by the Common Stock Purchase Agreement, from December 31, 1999 to the date hereof there has been, and to the Closing Date there will be, no change in the amount or terms of any of the foregoing except for the grant of options to purchase shares of Common Stock pursuant to the Company's stock option plans in effect on the date of this Agreement, which plans are disclosed in the SEC Reports.

               (2) (A) As of September ____, 2000, the Company owned beneficially and of record 7,425,000 shares of DPI Common Stock and to the Company's knowledge the authorized capital stock of DPI consists of 100,000,000 shares of DPI Common Stock and 1,000,000 shares of Preferred Stock, par value $.001 per share;

               (B) As of September __, 2000, the Company owned beneficially and of record 3,000,000 shares of Series A Preferred Stock of Akkadix and to the Company's knowledge the authorized capital stock of Akkadix consists of (x) 30,000,000 shares of Akkadix Common Stock (of which _______ shares were outstanding on such date) and [11,650,000] shares of Preferred Stock, $.001 par value, of which (I) 8,200,000 shares have been designated Series A Preferred Stock, (II) 3,350,000 shares have been designated Series B Preferred Stock and 100,000 shares have been designated Series C Preferred Stock.

               (3) The Company has duly reserved from its authorized and unissued shares of Common Stock the full number of shares required for (A) all options, warrants, convertible securities and other rights to acquire shares of Common Stock which are outstanding and (B) all shares of Common Stock and options and other rights to acquire shares of Common Stock which may be issued or granted under the stock option and similar plans which have been adopted by the Company or any Subsidiary; and, immediately following the Closing Date, after giving effect to any antidilution or similar adjustment arising by reason of issuance of the Note, the Other Notes, the Warrant and the warrants issuable to the purchasers of the Other Notes, the total number of shares of Common Stock reserved and required to be reserved from the authorized and unissued shares of Common Stock for purposes of all such options, warrants, convertible securities, other rights, and stock option and similar plans (excluding the Note, the Other Notes, the Warrant and the warrants issuable to the purchasers of the Other
Notes) will be           . Each outstanding class or series of securities of the
Company for which any such antidilution adjustment will occur is identified in
SECTION 4(c) of the Disclosure Schedule, together with the amount of such antidilution adjustment for each such class or series. The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable and all outstanding options, warrants, rights and other securities entitling the holders to purchase or otherwise acquire Common Stock have been duly authorized by the Company. None of the holders of such outstanding shares of capital stock is subject to personal liability solely by reason of being such a holder. None of the outstanding shares of capital stock or options, warrants and other rights to acquire Common Stock has been issued in violation of the preemptive rights of any security holder of the Company. The offers and sales of the outstanding shares of capital stock of the Company and options, warrants and other rights to acquire Common Stock were at all relevant times either registered under the 1933 Act and applicable state securities laws or exempt from such requirements. No holder of any of the Company's securities had any rights, "demand," "piggy-back" or otherwise, to have such securities registered by reason of the intention to file, filing or effectiveness of the Registration Statement, except as set forth in SECTION 4(c) of the Disclosure Schedule.

               (d) CONCERNING THE SHARES AND THE COMMON STOCK. The Shares have been duly authorized and (x) the Conversion Shares, when issued upon conversion of the Note in accordance with its terms, (y) the Interest Shares, if and when issued in payment of interest on the Note, and (z) the Warrant Shares, when issued upon exercise of the Warrant against payment, if any, therefor in accordance with its terms, in each such case will be duly and validly issued, fully paid and non-assessable and will not subject the holder thereof to personal liability by reason of being such holder. There are no preemptive or similar rights of any stockholder of the Company or any other Person to acquire
any of the Securities. The Company has duly reserved           shares of Common
Stock for issuance upon conversion of the Note and the Other Notes and exercise of the Warrant and the warrants to be issued pursuant to the Other Note Purchase Agreements, and such shares shall remain so reserved, and the Company shall from time to time reserve such additional shares of Common Stock as shall be required to be reserved pursuant to the Supplemental Indenture, the Warrant and such warrants as long as the Note may be converted or the Warrant may be exercised. The Common Stock is listed for trading on Nasdaq and (1) the Company and the Common Stock meet the criteria for continued listing and trading on Nasdaq; (2) the Company has not been notified in writing since January 1, 1998 by the NASD or the Nasdaq Stock Market of any failure or potential failure to meet the criteria for continued listing and trading on

Nasdaq and (3) no suspension of trading in the Common Stock is in effect. The Company knows of no reason that the Warrant Shares will not be eligible for listing on Nasdaq.

               (e) CORPORATE AUTHORIZATION. This Agreement and the other Transaction Documents have been duly and validly authorized by the Company; this Agreement has been duly executed and delivered by the Company and, assuming due execution and delivery by the Buyer, this Agreement is, and, when executed and delivered by the Company and the Trustee, the Indenture and Supplemental Indenture will be, and when executed by the Company, authenticated by the Trustee and issued to the Buyer against payment therefor to the Company of the Purchase Price in accordance with this Agreement, the Note will be and, when executed by the Company, the Warrant will be, valid and binding obligations of the Company enforceable in accordance with their respective terms, except as the enforceability hereof or thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law and except as rights to indemnification and contribution under
Section 8 of this Agreement may be limited by applicable securities laws or the public policy related to such laws.

               (f) NON-CONTRAVENTION. Except as disclosed in SECTION 4(f) of the Disclosure Schedule, the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated by the Transaction Documents do not and will not, with or without the giving of notice or the lapse of time, or both, (i) result in any violation of any provision of the certificate of incorporation or by-laws of the Company or any Subsidiary, (ii) conflict with or result in a breach by the Company or any Subsidiary of any of the terms or provisions of, or constitute a default under, or result in the modification of, or result in the creation or imposition of any lien, security interest, charge or encumbrance (other than pursuant to the Supplemental Indenture) upon any of the properties or assets of the Company or any Subsidiary pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of their respective properties or assets are bound or affected, in any such case which would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, (iii) conflict with or result in a breach by the Company or any Subsidiary of the terms or provisions of, or constitute a default under, or result in the modification of, or entitle any party other than the Company to terminate, or require any consent or approval of any such party with respect to, any material agreement to which the

Company is a party that relates to any Subsidiary, DPI or Akkadix, (iv) violate or contravene any applicable law, rule or regulation or any applicable decree, judgment or order of any court, federal or state regulatory body, administrative agency or other governmental body in the United States or in any other country having jurisdiction over the Company or any Subsidiary or any of their respective properties or assets which (x) relates to or affects the Collateral or (y) would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole, or the validity or enforceability of, or the ability of the Company to perform its obligations under, the Transaction Documents, or (v) have any adverse effect on any material permit, certification, registration, approval, consent, license or franchise necessary for the Company or any Subsidiary to own or lease and operate any of its properties and to conduct any of its business or the ability of the Company or any Subsidiary to make use thereof.

               (g) APPROVALS, FILINGS, ETC. No authorization, approval or consent of, or filing with, any United States or foreign court, governmental body, regulatory agency, self-regulatory organization, or stock exchange or market or the stockholders of the Company is required to be obtained or made by the Company or any Subsidiary for (A) the execution, delivery and performance by the Company of the Transaction Documents, (B) the issuance and sale of the Securities as contemplated by the Transaction Documents, (C) for the grant by the Company of the Lien on the Collateral pursuant to the Supplemental Indenture, (D) to perfect the Lien purported to be created by the Supplemental Indenture and (E) the performance by the Company of its other obligations under the Transaction Documents, other than (1) listing of the Shares on Nasdaq, (2) effectiveness of the Registration Statement under the 1933 Act, (3) qualification of the Indenture under the 1939 Act, (4) as may be required under applicable state securities or "blue sky" laws, and (5) filing of financing statements under the provisions of applicable state Uniform Commercial Codes.

               (h) INFORMATION PROVIDED. The Transaction Documents, the Registration Statement and the Prospectus, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, it being understood that for purposes of this Section 4(h), any statement contained in such information shall be deemed to be modified or superseded for purposes of this Section 4(h) to the extent that a statement in any document included in such information which was prepared or filed with the SEC on a later date modifies or replaces such statement, whether or not such later prepared or filed statement so states.

               (i) CONDUCT OF BUSINESS. Except as set forth in the SEC Reports or SECTION 4(i) of the Disclosure Schedule, since June 30, 2000, neither the

Company nor any Subsidiary has (i) incurred any obligation or liability (absolute or contingent), other than in the ordinary course of business, which individually or in the aggregate is material to the Company and the Subsidiaries, taken as a whole; (ii) canceled, without payment in full, any note, loan or other obligation receivable or other debt or claim held by it other than in the ordinary course of business, which individually or in the aggregate is material to the Company and the Subsidiaries, taken as a whole;
(iii) sold, assigned, transferred, abandoned, mortgaged, pledged or subjected to lien any of its properties, tangible or intangible, or rights under any material contract, permit, license, franchise or other agreement which individually or in the aggregate is material to the Company and the Subsidiaries, taken as a whole;
(iv) conducted its business in a manner different from its business as conducted on such date which individually or in the aggregate is material to the Company and the Subsidiaries, taken as a whole; (v) declared, made or paid or set aside for payment any cash or non-cash distribution on any shares of its capital stock; or (vi) consummated, or entered into any agreement with respect to, any transaction or event which would constitute a Repurchase Event. Except as disclosed in the Registration Statement or the Prospectus, the Company and each Subsidiary owns, possesses or has obtained all governmental, administrative and third party licenses, permits, certificates, registrations, approvals, consents and other authorizations necessary to own or lease (as the case may be) and operate its properties, whether tangible or intangible, and to conduct its business or operations as currently conducted, except such licenses, permits, certificates, registrations, approvals, consents and authorizations the failure of which to obtain would not reasonably be expected to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

               (j) SEC FILINGS. The Company has timely filed all reports required to be filed under the 1934 Act and any other material reports or documents required to be filed with the SEC since January 1, 1998. Except as disclosed in SECTION 4(j) of the Disclosure Schedule, all of such reports and documents complied, when filed, in all material respects, with all applicable requirements of the 1933 Act and the 1934 Act. The Company meets the requirements for the use of Form S-3 for the registration of the sale of the Securities as described in the Registration Statement. The Company has not filed any reports with the SEC under the 1934 Act since December 31, 1999 other than the SEC Reports.

               (k) ABSENCE OF CERTAIN PROCEEDINGS. Except as disclosed in the Registration Statement or the Prospectus or SECTION 4(k) of the Disclosure Schedule, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body, or governmental agency pending or, to the knowledge of the Company and the Subsidiaries, threatened against or affecting the Company or any Subsidiary wherein an unfavorable decision, ruling or finding would have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or, to the knowledge of the Company or any Subsidiary after due inquiry, prospects of the Company and the Subsidiaries, taken as a whole, or the transactions contemplated by the Transaction Documents or which would adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, the Transaction Documents; and to the best of the Company's knowledge there is not pending or contemplated any, and there has been no, investigation by the SEC involving the Company or any director or officer of the Company.

               (l) FINANCIAL STATEMENTS; LIABILITIES. The financial statements included in the June 10-Q present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of the Company and the Subsidiaries at the dates and for the periods covered thereby, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby and on a basis consistent with the audited financial statements appearing in the 1999 10-K, and include all adjustments (consisting only of normal recurring adjustments) necessary to present fairly the consolidated financial position, consolidated results of operations and consolidated cash flows of the Company and the Subsidiaries at the dates of for the periods covered thereby. Except as and to the extent disclosed, reflected or reserved against in the financial statements of the Company and the notes thereto included in the SEC Reports or as disclosed in SECTION 4(l) of the Disclosure Schedule, to the knowledge of the Company after due inquiry, subsequent to June 30, 2000 neither the Company nor any Subsidiary has incurred any liability, debt or obligation, whether accrued, absolute, contingent or otherwise, and whether due or to become due which, individually or in the aggregate, are material to the Company and the Subsidiaries, taken as a whole.

               (m) MATERIAL LOSSES. Since the date as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any Subsidiary has sustained any loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, which loss or interference would be material to the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole.

               (n) ABSENCE OF CERTAIN CHANGES. Since June 30, 2000, except as disclosed or contemplated in the Registration Statement, the Prospectus and
SECTION 4(n) of the Disclosure Schedule, there has been no material adverse change and no material adverse development in the business, properties, operations, condition (financial or other), results of operations or, to the knowledge of the Company or any Subsidiary after due inquiry, prospects of the Company and the Subsidiaries, taken as a whole.

               (o) INTELLECTUAL PROPERTY. Except as disclosed in the Registration Statement and the Prospectus, each of the Company and each Subsidiary (1) to the knowledge of the Company and the Subsidiaries after reasonable investigation for the purposes hereof, owns, or possesses adequate rights to use, all Intellectual Property owned or used by it or in which it has an interest or which are necessary for the conduct of its business or which is described in the SEC Reports as being owned or used by it, except for such Intellectual Property the failure of which to own or possess such rights or have such interest would not individually or in the aggregate be reasonably expected to have a material adverse effect on the business, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as a whole, and (2) has not received written notice of any claim, that the conduct of its business will conflict with any Intellectual Property rights of others which conflict or claim is material to the business, properties, operations, condition (financial or other) or results of operations of the Company and the Subsidiaries, taken as whole.

               (p) INTERNAL ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls for the Company and the Subsidiaries which meets the requirements of Section 13(b)(2) of the 1934 Act in all material respects.

               (q) COMPLIANCE WITH LAW. Except as disclosed in SECTION 4(q) of the Disclosure Schedule, the Company and its Subsidiaries are in substantial compliance with all applicable statutes, laws and ordinances and all applicable rules and regulations of all governmental agencies and bodies and all applicable decisions and orders of all courts, domestic or foreign, and governmental authorities including, without limitation, those relating to the use, operation, handling, transportation, disposal or release of hazardous or toxic substances or wastes or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances or wastes, except where the failure to comply would not individually or in the aggregate be reasonably expected to have a material adverse effect on the business, properties, operations, condition (financial or other), results of operations or prospects of the Company and the Subsidiaries, taken as a whole; and neither the Company nor any Subsidiary has received written notice of any pending investigation which would reasonably be expected to lead to such a claim.

               (r) PROPERTIES. Except as disclosed in SECTION 4(r) of the Disclosure Schedule, the Company and each Subsidiary has good title to all property, real and personal (tangible and intangible), and other assets owned by it which are individually or in the aggregate material to the Company and the Subsidiaries, taken as a whole, free and clear of all security interests, pledges, charges, mortgages, liens or other encumbrances, except for Permitted Liens. The leases, licenses or other contracts or instruments under which the Company and each Subsidiary leases, holds or is entitled to use any property, real or personal, which individually or in the aggregate are material to the Company and the Subsidiaries, taken as a whole, are valid, subsisting and enforceable with only such exceptions as do not materially interfere with the use of such property made, or proposed to be made by the Company or any Subsidiary. Neither the Company nor any Subsidiary has received written notice of any material violation of any applicable law, ordinance, regulation, order or requirement relating to its owned or leased properties.

               (s) LABOR RELATIONS. No material labor problem exists or, to the knowledge of the Company or any Subsidiary, is imminent with respect to any of the employees of the Company or any Subsidiary.

               (t) INSURANCE. The Company and each Subsidiary maintains insurance against loss or damage by fire or other hazard and such other insurance, including but not limited to, product liability insurance, in such amounts and covering such risks as the Company reasonably believes is adequate for the conduct of its business and the value of its properties.

               (u) TAX MATTERS. The Company and each Subsidiary has filed all federal, state and local income and franchise tax returns required to be filed and has paid all taxes shown by such returns to be due, and no tax deficiency has been determined adversely to the Company or any Subsidiary which has had (nor does the Company or any Subsidiary have any knowledge of any tax deficiency which, if determined adversely to the Company or any Subsidiary, would have) a material adverse effect on the business, properties, operations, condition (financial or other), results of operations, or prospects of the Company and the Subsidiaries, taken as a whole.

               (v) INVESTMENT COMPANY. Neither the Company nor any Subsidiary is an "investment company" within the meaning of such term under the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder.

               (w) ABSENCE OF BROKERS, FINDERS, ETC. No broker, finder, or similar Person is entitled to any commission, fee, or other compensation by reason of the transactions contemplated by this Agreement, other than the Placement Agent, and the Company shall pay, and indemnify and hold harmless the Buyer from, any claim made against the Buyer by any Person for any such commission, fee or other compensation.

               (x) REGISTRATION STATEMENT, INDENTURE, ETC. (1) The Registration Statement has been declared effective under the 1933 Act and no stop order or other proceeding relating to the Registration Statement is pending or threatened. The Indenture has been qualified under the 1939 Act.

               (2) The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), on the SEC Filing Date, on the SEC Effective Date, on the date of execution and delivery of this Agreement by the parties hereto and on the Closing Date (and each such amendment and supplement at the time of its filing with the SEC and on the Closing Date) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

               (3) The Prospectus as of its date(s), on the date of execution and delivery of this Agreement by the parties hereto, on the date(s) the Prospectus was first filed with SEC pursuant to Rule 424(b) under the 1933 Act, and on the Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

               (4) On the SEC Effective Date, the date(s) the Prospectus was first filed with the SEC pursuant to Rule 424(b) under the 1933 Act, on the date of execution and delivery of this Agreement by the parties hereto, on the Closing Date and when any amendment or supplement to the Prospectus is filed with the SEC, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the SEC any amendment or supplement thereto), did and will comply with the applicable provisions of the 1933 Act, the Rules and Regulations, the 1934 Act and the rules and regulations thereunder, the 1939 Act and the 1939 Act Rules and Regulations and will contain all statements required to be stated therein in accordance with the 1933 Act, the Rules and Regulations, the 1934 Act and the rules and regulations thereunder.

               (5) On the date of execution and delivery of this Agreement by the parties hereto and on the Closing Date, the Indenture and the Supplemental Indenture complied and will comply with all applicable provisions of the 1939 Act and the 1939 Act Rules and Regulations.

               (6) The Company meets the requirements for use of Form S-3 for registration of the offer and sale of the Securities to the Buyer in accordance with Rule 415 of the Rules and Regulations. Copies of the Registration Statement and all amendments thereto and the Prospectus Supplement, a copy of which Prospectus Supplement is attached hereto as ANNEX VII, have been delivered to the Buyer.

               (7) The Securities conform to the description thereof in the Registration Statement and the Prospectus.

               (y) ERISA COMPLIANCE. The Company and each Subsidiary is in substantial compliance with all presently applicable provisions of ERISA except for such non-compliance as would not reasonably be expected to have a material adverse effect on the Company and Subsidiaries, taken as a whole; no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Code; and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

               (z) CONCERNING THE COLLATERAL AND THE AKKADIX SHARES. (1) Each DPI Contract has been duly executed and delivered by the Company and, to the best of the Company's knowledge, DPI and the other parties thereto, and is a legal, valid and binding obligation of the Company and, to the best of the Company's knowledge, DPI and each other party thereto, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity, regardless of whether enforcement is considered in a proceeding in equity or at law. The Company is not in breach, and, to the best of the Company's knowledge, no other party to any such contract is in breach, of its obligations thereunder nor does any such party have any right to terminate any such contract.

               (2) Upon execution and delivery of the Supplemental Indenture by the Company and the Trustee and (A) in the case of the Collateral other than the Pledged Securities, to the extent that a security interest in such Collateral can be perfected by filing under the California UCC, completion of the filings referred to in Section 4(z) of the Disclosure Schedule, and (B) in the case of the Pledged Securities, to the extent a security interest therein can be perfected by possession, possession of the Pledged Securities by the Trustee or its authorized representative without notice of any adverse claim (as defined in the California UCC and the New York UCC, as applicable), the Trustee will have a perfected first priority security interest in all of the rights currently held by the Company to the Collateral as provided in the Supplemental Indenture, free of adverse claims (as so defined).

               (3) Except for the Lien granted to the Trustee for the ratable benefit of the Holders pursuant to the Supplemental Indenture, the Company owns each item of the Collateral and the Akkadix Shares free and clear of any and all Liens or Encumbrances. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral or the Akkadix Shares is on file or of record in any public office identified in Section 4(z) of the Disclosure Schedule, except such as may have been filed in favor of the Trustee, for the ratable benefit of the Holders, pursuant to the Supplemental Indenture.

               (4) At the time of the closing on the Closing Date, the Pledged Securities will be duly and validly pledged under the Supplemental Indenture in accordance with law, and the Company warrants and covenants to defend the Trustee's right, security interest and special property interest in and to the Pledged Securities against the claims and demands of all persons whomsoever. The Company is the exclusive record, equitable and beneficial owner of, and has good title to, all the Pledged Securities and the Akkadix Shares free and clear of all adverse claims (as defined in the California UCC and the New York UCC) (except for the Security Interest in the Pledged Securities created in favor of the Trustee for the benefit of the holders of the Notes and the Other Notes), and the Company has the unqualified legal right to pledge the Pledged Securities under the Supplemental Indenture. Each certificate evidencing any of the Pledged Securities is issued in the name of the Company and, except as stated on
SCHEDULE I to the Supplemental INDENTURE, bears no restrictive or cautionary legend. The Company has delivered to the Trustee for each such certificate three stock powers duly signed in blank by the Company with all appropriate signature guarantees. The Security Interest created by the Supplemental Indenture or intended so to be represents a valid lien on and security interest in the Pledged Securities, and, so long as the Trustee maintains possession (within the meaning of the California UCC or the New York UCC, as applicable) of the Pledged Securities in the State of California or the State of New York, such Security Interest is superior and prior in right to the rights of all third persons. At such time as the Trustee is deemed to have received possession of the Pledged Securities for purposes of the Supplemental Indenture, no filings or recordings (including, without limitation, filings under the California UCC or the New York UCC, as applicable) will be necessary to be made to perfect, protect and preserve the security interest of the Trustee in the Pledged Securities created by the Supplemental Indenture or intended so to be; provided, however, that the Trustee may make appropriate protective filings to evidence such security interest under the California UCC and the New York UCC.

               (5) The DPI Contracts are the only agreements to which the Company or any Subsidiary is a party relating to the Pledged Securities (other than the Transaction Documents) and, to the best of the Company's knowledge, constitute the only agreements or instruments by or among DPI, any stockholder thereof or any third parties relating to the rights of any stockholder of DPI to hold, pledge, dispose or vote any securities issued by DPI.

               (6) The Liens granted pursuant to the Supplemental Indenture (1) with respect to Collateral other than the Pledged Securities, to the extent that a security interest can be perfected by filing under the California UCC, will constitute upon the completion of all the filings or notices listed in SECTION 4(z) of the Disclosure Schedule and (2) with respect to the Pledged Securities, to the extent that a security interest therein can be perfected by possession, will constitute upon possession (within the meaning of California UCC and the New York UCC, as applicable) of the Pledged Securities by the Trustee in the State of California or the State of New York, perfected Liens on all Collateral, which are prior to all other Liens on such Collateral and which are enforceable as such against all creditors of the Company.

               (7) No amount payable to the Company under or in connection with any Account that constitutes part of the Collateral is evidenced by any Instrument (other than checks in the ordinary course of business) or Chattel Paper which has not been delivered to the Trustee.

               (8) No consent (other than consents that have been obtained) of any party (other than the Company) to any Contract that constitutes part of the Collateral is required, or purports to be required, in connection with the execution, delivery and performance of the Supplemental Indenture.

               (9) The Company's chief executive office and chief place of business is located at 180 Kimball Way, South San Francisco, California 94080.

               (10) The Company has full power, authority and legal right to grant the Trustee the Lien on the Collateral pursuant to the Supplemental Indenture.

               (aa) RIGHTS AGREEMENT. Assuming that the Buyer does not hold any shares of Common Stock other than as acquired upon conversion of the Note and exercise of the Warrant, the execution and delivery of this Agreement by the Company, the issuance of the Securities as contemplated by the Transaction Documents and the other transactions contemplated by the Transaction Documents will not result in the Buyer becoming an "Acquiring Person," as defined in the Rights Agreement; and the holders of the Note and the Warrant will be entitled, with respect to the Conversion Shares and the Warrant Shares, and the holders of the Conversion Shares and the Warrant Shares will be entitled, in each case to the benefits available to the holders of Common Stock under the Rights Agreement.


               5.     CERTAIN COVENANTS.

               (a) NASDAQ LISTING; REPORTING STATUS. Prior to the Closing Date, the Company will file with Nasdaq an application or other document required by Nasdaq for the listing of the Shares with Nasdaq and shall provide evidence of such filing to the Buyer. So long as the Buyer beneficially owns any portion of any of the Securities the Company will use its best efforts to maintain the listing of the Common Stock on Nasdaq or another national securities exchange. During the Registration Period, the Company shall timely file all reports required to be filed with the SEC pursuant to Section 13 or 15(d) of the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination.

               (b) STATE SECURITIES LAWS. On or before the Closing Date, the Company shall take such action as shall be necessary to qualify, or to obtain an exemption for, the offer and sale of the Securities to the Buyer as contemplated by the Transaction Documents under such of the securities laws of jurisdictions in the United States as shall be applicable thereto. In connection with the foregoing obligations of the Company in this Section 5(b), the Company shall not be required (1) to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5(b), (2) to subject itself to general taxation in any such jurisdiction, (3) to file a general consent to service of process in any such jurisdiction, (4) to provide any undertakings that cause more than nominal expense or burden to the Company or
(5) to make any change in its charter or by-laws which the Company determines to be contrary to the best interests of the Company and its stockholders.

               (c) LIMITATION ON CERTAIN ACTIONS. From the date of execution and delivery of this Agreement by the parties hereto to the date of issuance of the Note, the Company (1) shall comply with Article Five of the Supplemental Indenture as if the Supplemental Indenture had been executed and delivered by the Company and the Trustee and the Note were outstanding, (2) shall not take any action which, if the Note were outstanding, (A) would constitute an Event of Default or, with the giving of notice or the passage of time or both, would constitute an Event of Default or (B) would constitute a Repurchase Event or, with the giving of notice or the passage of time or both, would constitute a Repurchase Event.

               (d) INDENTURE; SUPPLEMENTAL INDENTURE; FINANCING STATEMENTS, ETC. The Company agrees to execute and deliver to the Trustee on or before the Closing Date the Indenture in the form filed as Exhibit 4.1 to the Registration Statement and the Supplemental Indenture in the form of ANNEX IV to this Agreement. The Company shall prepare and on or before the date that is two Business Days prior to the Closing Date execute and deliver to the Trustee Uniform Commercial Code financing statements on Form UCC-1 relating to the Collateral in which the Company is granting a security interest to the Trustee for the benefit of the holders of the Note and the Other Notes pursuant to the Supplemental Indenture for filing with the appropriate officials.

               (e) USE OF PROCEEDS. The Company represents and agrees that: (1) the proceeds of sale of the Note, the Warrant and the Warrant Shares will be used for general working capital purposes and in the operation of the Company's business; (2) none of such proceeds will be used, directly or indirectly (A) to make any loan to or investment in any other Person that is principally engaged in any business other than the types of business permitted by Section 5.04 of the Supplemental Indenture or that would otherwise fail to comply with the Indenture or the Supplemental Indenture or (B) for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a Margin Stock or for any other purpose which would constitute the transactions contemplated by this Agreement as a "purpose credit" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System; and (3) neither the Company nor any agent acting on its behalf has taken or will take any action which would cause this Agreement or the transactions contemplated hereby to violate Regulation T, Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate the 1934 Act, in each case as in effect now or as the same may hereafter be in effect.

               (f)    CONCERNING THE REGISTRATION STATEMENT.

               (1) (A) The Company shall use its reasonable best efforts to keep the Registration Statement effective pursuant to Rule 415 with respect to the Registered Securities at all times during the Registration Period, subject to
Section 5(f)(1)(B).

               (B) Notwithstanding Section 5(f)(1)(A), if at any time the Company notifies the Buyer as contemplated by clause (C) of the first sentence of Section 5(f)(3) the Company also notifies the Buyer that the event giving rise to such notice related to a development involving the Company which occurred subsequent to the later of (x) the Closing Date and (y) the latest date prior to such notice on which the Company has amended or supplemented the Registration Statement, then the Company shall not be required to use best efforts to keep the Registration Statement effective during a Blackout Period; provided, however, that in any period of 365 consecutive days the Company shall not be entitled to avail itself of its rights under this Section 5(f)(1)(B) with respect to more than an aggregate of 20 Trading Days, whether or not consecutive; and provided further, however, that at any time prior to the Maturity Date the Company shall be entitled to an aggregate of 20 Trading Days, in addition to those provided by the immediately preceding proviso, during which it is entitled to avail itself of its rights under this Section 5(f)(1)(B).

               (2) The Company will file the Prospectus Supplement, in the form attached as ANNEX VII to this Agreement, with the SEC within the time provided by Rule 424 of the 1933 Act Rules and Regulations. The Company will not, on or prior to the Closing Date, file any amendment or supplement to the Registration Statement or the Prospectus, or any document under the 1934 Act which would be deemed to be incorporated by reference into the Registration Statement Prospectus, unless in each such case a copy thereof shall first have been submitted to the Buyer within a reasonable period of time prior to the filing thereof.

               (3) The Company will notify the Buyer promptly, and will confirm such advice in writing (A) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (B) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (C) of the happening of any event that makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (D) of receipt by the Company or any representative or attorney of the Company of any other communication from the SEC relating to the Company, the Registration Statement, any preliminary prospectus or the Prospectus. If the SEC shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the SEC pursuant to Rule 430A and to notify the Buyer promptly of all such filings.

               (4) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (5) The Company shall make generally available to its security holders as soon as practical, but not later than 90 days after the close of the period covered thereby, an earning statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a 12-month period beginning not later than the first day of the Company's fiscal quarter next following the SEC Effective Date and the first day of the Company's final quarter next following the date the Prospectus Supplement is filed with the SEC.

               (g) BEST EFFORTS. Each of the parties shall use its best efforts timely to satisfy each of the conditions to the other party's obligations to sell and purchase the Note and issue and acquire the Warrant set forth in
Section 6 or 7, as the case may be, of this Agreement on or before the Closing Date.

               (h) DEBT OBLIGATION. So long as any portion of the Note is outstanding, the Company shall cause its books, records and financial statements to reflect the Note as a debt of the Company in its unpaid principal amount and, whenever appropriate, as a valid senior, secured debt obligation of the Company for money borrowed.


               6.     CONDITIONS TO COMPANY'S OBLIGATION TO SELL.

               The Company's obligation to sell to the Buyer the Note and to issue to the Buyer the Warrant on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Company in its sole discretion):

               (a) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

               (b) The representations and warranties of the Buyer contained in this Agreement shall have been true and correct on the date of this Agreement and on the Closing Date as if made on the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date); and on or before the Closing Date the Buyer shall have performed all covenants and agreements of the Buyer contained in the Transaction Documents and required to be performed by the Buyer on or before the Closing Date; and

               (c) The Registration Statement shall have been declared effective by the SEC and no stop order or similar proceeding relating to the Registration Statement shall be pending or threatened.


               7.     CONDITIONS TO BUYER'S OBLIGATION TO PURCHASE.

               The Buyer's obligation to purchase the Note and acquire the Warrant from the Company on the Closing Date is conditioned upon satisfaction of the following conditions precedent on or before the Closing Date (any or all of which may be waived by the Buyer in its sole discretion):

               (a) The Trustee shall have executed and delivered to the Company the Indenture and the Supplemental Indenture and copies thereof, as so executed and duly executed and delivered by the Company, shall have been furnished to the Buyer;

               (b) The Buyer shall have received customary search reports of the relevant Uniform Commercial Code filing offices, the content of which reports shall be reasonably satisfactory to the Buyer;

               (c) All filings of financing statements necessary or appropriate under the Uniform Commercial Code in connection with the Supplemental Indenture shall have been made and the Buyer shall have received reasonably satisfactory evidence of such filings;

               (d) On the Closing Date, no legal action, suit or proceeding shall be pending or threatened which seeks to restrain or prohibit the transactions contemplated by this Agreement;

               (e) The representations and warranties of the Company contained in the Transaction Documents shall have been true and correct on the date of this Agreement and shall be true and correct on the Closing Date as if given on and as of the Closing Date (except for representations given as of a specific date, which representations shall be true and correct as of such date and except for the approvals and filings referred to in clauses (3) and (5) of Section 4(g), which shall have been obtained or made on or before the Closing Date); provided, however, that the truth and correctness thereof on the Closing Date shall be determined without regard to any report or document filed by the Company with the SEC on or after the date of execution and delivery of this Agreement and on or prior to the Closing Date, notwithstanding that any such report or document may be incorporated by reference into the Registration Statement or the Prospectus; and on or before the Closing Date the Company shall have performed all covenants and agreements of the Company contained herein or in any of the other Transaction Documents required to be performed by the Company on or before the Closing Date;

               (f) No event which, if the Note were outstanding, (1) would constitute an Event of Default or which, with the giving of notice or the passage of time, or both, would constitute an Event of Default shall have occurred and be continuing or (2) would constitute a Repurchase Event or, with the giving of notice or the passage of time, or both, would constitute a Repurchase Event shall have occurred and be continuing;

               (g) No stop order or similar proceeding relating to the Registration Statement shall be pending or threatened; the Company shall have filed the Prospectus Supplement with the SEC; and, on or after the date of execution and delivery of this Agreement but on or before the Closing Date, the Company shall not have made or filed with the SEC any amendment or supplement to the Registration Statement or the Prospectus other than the Prospectus Supplement;

               (h) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, duly executed by its Chief Executive Officer or Chief Financial Officer, to the effect set forth in subparagraphs (d), (e), (f) and
(g) of this Section 7;

               (i) The Company shall have delivered to the Buyer a certificate, dated the Closing Date, of the Secretary of the Company certifying (1) the Certificate of Incorporation and By-Laws of the Company as in effect on the Closing Date, (2) all resolutions of the Board of Directors (and committees thereof) of the Company relating to this Agreement and the Transaction Documents and the transactions contemplated hereby and thereby and (3) such other matters as reasonably requested by the Buyer;

               (j) The Transfer Agent shall have acknowledged in writing receipt of the Issuing Agent Instruction and a copy of such acknowledgment shall have been furnished to the Buyer;

               (k) On the Closing Date, the Buyer shall have received an opinion of (1) Latham & Watkins, counsel for the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form attached as ANNEX V to this Agreement;

               (l) On the Closing Date, the Buyer shall have received an opinion of William Newell, Esq., General Counsel of the Company, dated the Closing Date, addressed to the Buyer, in form, scope and substance reasonably satisfactory to the Buyer, substantially in the form attached as ANNEX VI to this Agreement;

               (m) On the Closing Date, (i) trading in securities on the New York Stock Exchange, Inc., the American Stock Exchange, Inc., or the Nasdaq shall not have been suspended or materially limited and (ii) a general moratorium on commercial banking activities in the State of California or the State of New York shall not have been declared by either federal or state authorities; and

               (n) The Company, the Trustee and DPI shall have executed and delivered, one to the other, the agreement in the form of Schedule IV to the Supplemental Indenture and a copy thereof as so executed and delivered shall have been furnished to the Buyer.


               8.     INDEMNIFICATION AND CONTRIBUTION.

               (a) INDEMNIFICATION. The Company agrees to indemnify and hold harmless each Indemnified Person from and against any Claim to which such Indemnified Person may become subject (under the 1933 Act or otherwise) insofar as such Claim (or actions or proceedings in respect thereof) arise out of, or are based upon any Violation, and the Company will reimburse such Indemnified Person for any reasonable legal or other expenses reasonably incurred in investigating, defending or preparing to defend any such Claim; provided, however, that the

Company shall not be liable in any such case to the extent that such Claim arises out of, or is based upon, an untrue statement made in the Registration Statement in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnified Person specifically for use in preparation of the Registration Statement. The Company shall reimburse each Indemnified Person for the amounts provided for herein on demand as such amounts are incurred.

               (b) NOTICE OF CLAIM, DEFENSE, ETC. Promptly after receipt by any Indemnified Person of a notice of a Claim or the commencement of any action in respect of which indemnity is to be sought against the Company pursuant to this
Section 8, such Indemnified Person shall notify the Company in writing of such Claim or of the commencement of such action, but the omission to so notify the Company will not relieve it from any liability which it may have to any Indemnified Person under this Section 8 (except to the extent that such omission materially and adversely affects the Company's ability to defend such action) or from any liability otherwise than under this Section 8. Subject to the provisions hereinafter stated, in case any such action shall be brought against an Indemnified Person, the Company shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the Indemnified Person promptly after receiving the aforesaid notice from such Indemnified Person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Person. After notice from the Company to such Indemnified Person of the Company's election to assume the defense thereof, the Company shall not be liable to such Indemnified Person for any legal expenses subsequently incurred by such Indemnified Person in connection with the defense thereof; provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to such Indemnified Person, for the same counsel to represent both such Indemnified Person and the Company or any Affiliate or associate thereof, such Indemnified Person shall be entitled to retain its own counsel at the expense of the Company; provided further, however, that the Company shall not be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all Indemnified Persons in connection with such Claim or action. In no event shall the Company be liable in respect of any amounts paid in settlement of any action unless the Company shall have approved the terms of such settlement; provided that such consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

               (c) CONTRIBUTION. If the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an Indemnified Person under Section 8(a) above in respect of any Claim (or actions or proceedings in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Claim (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Buyer on the other in connection with the statements or omissions or other matters which resulted in such Claim (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or the Buyer on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and the Buyer agree that it would not be just and equitable if contribution pursuant to this Section 8(c) were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above in this Section 8(c). The amount paid or payable by the Company as a result of the Claims (or actions or proceedings in respect thereof) referred to in this
Section 8(c) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

               (d) OTHER RIGHTS. The indemnification and contribution provided in this Section shall be in addition to any other rights and remedies available at law or in equity.


               9.     MISCELLANEOUS.

               (a) GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York.

               (b) HEADINGS. The headings, captions and footers of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

               (c) SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

               (d) NOTICES. Any notices required or permitted to be given under the terms of this Agreement shall be in writing and shall be sent by mail, personal delivery, telephone line facsimile transmission or courier and shall be effective five days after being placed in the mail, if mailed, or upon receipt, if delivered personally, by telephone line facsimile transmission or by courier, in each case addressed to a party at such party's address (or telephone line facsimile transmission number) shown in the introductory paragraph or on the signature page of this Agreement or such other address (or telephone line facsimile transmission number) as a party shall have provided by notice to the other party in accordance with this provision. In the case of any notice to the Company, such notice shall be addressed to the Company at its address shown in the introductory paragraph of this Agreement, Attention: Chief Financial Officer (telephone line facsimile number (650) 829-1067), and a copy shall also be given to: Latham & Watkins, 885 Third Avenue, New York, New York 10022-4802,
Attention: Robert A. Zuccaro, Esq. (telephone line facsimile number (212) 751-4864), and in the case of any notice to the Buyer, a copy shall be given to:
Law Offices of Brian W Pusch, Penthouse Suite, 29 West 57th Street, New York, New York 10019 (telephone line facsimile transmission number (212) 980-7055), in each case with a copy to: Diaz & Altschul Advisors, LLC, 950 Third Avenue, 16th Floor, New York, New York 10022 (telephone line facsimile transmission number
(212) 751-5757).

               (e) COUNTERPARTS. This Agreement may be executed in counterparts and by the parties hereto on separate counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. A telephone line facsimile transmission of this Agreement bearing a signature on behalf of a party hereto shall be legal and binding on such party. Although this Agreement is dated as of the date first set forth above, the actual date of execution and delivery of this Agreement by each party is the date set forth below such party's signature on the signature page hereof. Any reference in this Agreement or in any of the documents executed and delivered by the parties hereto in connection herewith to (1) the date of execution and delivery of this Agreement by the Buyer shall be deemed a reference to the date set forth below the Buyer's signature on the signature page hereof, (2) the date of execution and delivery of this Agreement by the Company shall be deemed a reference to the date set forth below the Company's signature on the signature page hereof and (3) the date of execution and delivery of this Agreement, or the date of execution and delivery of this Agreement by the Buyer and the Company, shall be deemed a reference to the later of the dates set forth below the signatures of the parties on the signature page hereof.

               (f) ENTIRE AGREEMENT; BENEFIT. This Agreement, including the Annexes and Schedules, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein and therein. This Agreement, including the Annexes and Schedules, supersedes all prior agreements and understandings, whether written or oral, between the parties hereto with respect to the subject matter hereof. This Agreement and the terms and provisions hereof are for the sole benefit of only the Company, the Buyer and their respective successors and permitted assigns and in no event shall the Buyer have any liability to any stockholder or creditor of the Company or any other Person (other than the Company) in any way relating to or arising from this Agreement or the transactions contemplated hereby.

               (g) WAIVER. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, or course of dealing between the parties, shall not operate as a waiver thereof or an amendment hereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or exercise of any other right or power.

               (h) AMENDMENT. No amendment, modification, waiver, discharge or termination of any provision of this Agreement nor consent to any departure by the Buyer or the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the party to be charged with enforcement, and then shall be effective only in the specific instance and for the purpose for which given. No course of dealing between the parties hereto shall operate as an amendment of this Agreement.

               (i) FURTHER ASSURANCES. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions.

               (j) EXPENSES. The Company shall be responsible for its expenses (including, without limitation, the legal fees and expenses of its counsel) incurred by the Company in connection with the negotiation and execution of, and closing under, and performance of, this Agreement. Whether or not the Effective Date occurs, the Company will pay, or reimburse the Buyer for, the fees and expenses of the Buyer's legal counsel not in excess of $ in connection with the negotiation and execution of, and closing under, this Agreement. All reasonable expenses incurred in connection with registrations, filings or qualifications pursuant to this Agreement shall be paid by the Company, including, without limitation, all registration, listing and qualifications fees, printers fees, accounting fees, and the fees and disbursements of counsel for the Company but excluding (a) fees and expenses of investment bankers retained by the Buyer and
(b) brokerage commissions incurred by the Buyer. The Company shall promptly pay upon presentation of reasonably satisfactory documentation all expenses incurred by the

Buyer, including reasonable fees and disbursements of counsel, as a consequence of, or in connection with the negotiation, preparation or execution of any amendment, modification or waiver of any of the Transaction Documents. Except as otherwise provided in this Section 9(j), each of the Company and the Buyer shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby. Nothing herein shall limit the rights of the Placement Agent under its Engagement Agreement with the Company.

               (k) TERMINATION. The Buyer shall have the right to terminate this Agreement by giving notice to the Company at any time prior to the closing on the Closing Date if:

               (1) the Company shall have failed, refused, or been unable at or prior to the date of such termination of this Agreement to perform any of its obligations hereunder;

               (2) any other condition of the Buyer's obligations hereunder is not fulfilled at the closing on the Closing Date; or

               (3) the closing shall not have occurred on a Closing Date on or before September 15, 2000, other than solely by reason of a breach of this Agreement by the Buyer.

Any such termination shall be effective upon the giving of notice thereof by the Buyer. Upon such termination, the Buyer shall have no further obligation to the Company hereunder and the Company shall remain liable for any breach of this Agreement or the other documents contemplated hereby which occurred on or prior to the date of such termination.

               (l) SURVIVAL. The respective representations, warranties, covenants and agreements of the Company and the Buyer contained in this Agreement and the other Transaction Documents shall survive the execution and delivery of this Agreement and the other Transaction Documents and the closing hereunder and delivery of and payment for the Note and issuance of the Warrants, and shall remain in full force and effect regardless of any investigation made by or on behalf of the Buyer or any Person controlling or acting on behalf of the Buyer or by the Company or any Person controlling or acting on behalf of the Company.

               (m) PUBLIC STATEMENTS, PRESS RELEASES, ETC. The Company and the Buyer shall have the right to approve before issuance any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Company shall be entitled, without the prior approval of the Buyer, to make any press release or other public disclosure with respect to such transactions as is required by applicable law and regulations, including the 1933

Act and the rules and regulations promulgated thereunder (although the Buyer shall be consulted by the Company prior to the release or making of any such press release or other public disclosure that identifies the Buyer and shall be provided with a copy thereof).

               (n) CONSTRUCTION. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

               IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their respective officers or other representatives thereunto duly authorized as of the date first set forth above and on the dates set forth below their respective signatures.

Principal Amount of Note:  $

Purchase Price of Note:  $



                                            AXYS PHARMACEUTICALS, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:

                                            Date:                         , 2000
                                                 -------------------------



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            Address:




                                            Facsimile No.:

                                            Date:                         , 2000
                                                 -------------------------